United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

SANGAMO THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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SUPPLEMENT TO

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

AND PROXY STATEMENT, DATED APRIL 1, 2020

FOR THE VIRTUAL ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 18, 2020

This supplement (the “Supplement”) provides updated information with respect to the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Sangamo Therapeutics, Inc. (“Sangamo”) to be held on Monday, May 18, 2020 at 9:00 a.m. Pacific Time.

On April 7, 2020, Sangamo commenced mailing to its stockholders of record a full set of proxy materials, including a Notice of the 2020 Annual Meeting of Stockholders and Definitive Proxy Statement (the “Notice and Proxy Statement”) for the Annual Meeting. This Supplement, including the press release dated May 7, 2020 included below which describes a change in the location of the Annual Meeting from an in-person to a virtual-only meeting, should be read in conjunction with the Notice and Proxy Statement. Except as specifically revised by the information contained herein, this Supplement does not revise or update any of the other information set forth in the Notice and Proxy Statement.

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 18, 2020

Brisbane, California, May 7, 2020 – Sangamo Therapeutics, Inc. (Nasdaq: SGMO), a genomic medicine company, announced today that it is changing its 2020 Annual Meeting of Stockholders to a virtual-only format due to public health and safety concerns related to the coronavirus (COVID-19) pandemic.

The previously announced date and time of the annual meeting, Monday, May 18, 2020, at 9:00 a.m. PT, has not changed. Stockholders will not be able to attend the annual meeting in person.

Whether or not stockholders plan to virtually attend the annual meeting, Sangamo urges them to vote and submit their proxy in advance of the annual meeting by one of the methods described in the proxy materials for the annual meeting.

The proxy card included with any proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote shares in connection with the annual meeting.

Attending and Voting at the Annual Meeting as a Stockholder of Record

At the time and date of the annual meeting, Sangamo stockholders of record as of March 20, 2020 (the ‘record date’) can attend and vote by accessing the meeting center at www.meetingcenter.io/282905939 and entering the 15-digit control number on the proxy card or Notice of Internet Availability of Proxy Materials previously received. The meeting password is SGMO2020. Stockholders of record can vote their shares by clicking on the ‘Cast Your Vote’ link in the meeting center.

Registering to Attend and Vote at the Annual Meeting as a Beneficial Owner

Beneficial stockholders as of the record date (i.e., shares held in ‘street name’ through an intermediary, such as a bank or broker) must register in advance to attend and vote at the annual meeting. To register, stockholders must obtain a legal proxy from the holder of record and submit proof of legal proxy reflecting the number of shares of Sangamo common stock held as of the record date, along with name and email address, to Computershare at legalproxy@computershare.com. Requests for registration must be labeled as “Legal Proxy” and must be received no later than Wednesday, May 13, 2020, 2:00 p.m. PT. Stockholders will then receive a confirmation of registration with a control number by email from Computershare. At the time and date of the annual meeting, registered beneficial stockholders can attend by accessing the meeting center at www.meetingcenter.io/282905939 and entering the 15-digit control number received by email. The meeting password is SGMO2020. Registered beneficial owners can vote their shares by clicking on the ‘Cast Your Vote’ link in the meeting center.

Attending the Annual Meeting as a Guest

At the time and date of the annual meeting, guests can attend by accessing the meeting center at www.meetingcenter.io/282905939, clicking on the “I am a Guest” button and entering the information requested on the following screen.

Asking Questions

Stockholders of record and registered beneficial owners can submit questions to Sangamo’s representatives in the meeting center.

List of Stockholders of Record

At the time and date of the annual meeting, stockholders will be able to inspect a list of stockholders of record in the meeting center for any purpose germane to the annual meeting. Stockholders may also request to view a list of stockholders of record for ten days prior to the annual meeting by sending an email to investor@sangamo.com.

About Sangamo Therapeutics

Sangamo Therapeutics, Inc. is focused on translating ground-breaking science into genomic medicines with the potential to transform patients’ lives using gene therapy, ex vivo gene-edited cell therapy, in vivo genome editing, and gene regulation. For more information about Sangamo, visit www.sangamo.com.

Contact

Investor Relations – Global

McDavid Stilwell

510-970-6000, x219

mstilwell@sangamo.com